Registration No. 333-___

     As filed with the Securities and Exchange Commission on April 14, 2005
  ============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                KELLWOOD COMPANY
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              36-2472410
        (State or other jurisdiction of              (I.R.S. Employer
         incorporation of organization)             Identification No.)

                              600 Kellwood Parkway
                                 P.O. Box 14374
                            St. Louis, Missouri 63178
                    (Address of Principal Executive Offices)

                   KELLWOOD COMPANY 1995 INCENTIVE STOCK PLAN
                            (Full title of the plan)

             Thomas H. Pollihan                               Copy to:
Senior Vice President, Secretary and General Counsel Robert A. Schreck, Jr. P.C.
             600 Kellwood Parkway                    McDermott Will & Emery LLP
             P.O. Box 14374                            227 West Monroe Street
          St. Louis, Missouri 63178                    Chicago, Illinois 60606

                     (Name and address of agent for service)

                                 (314) 576-3100
          (Telephone number, including area code, of agent for service)

                                                    CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                Proposed
                                                        Proposed                maximum
Title of Securities                 Amount to be     maximum offering     aggregate offering        Amount of
to be Registered                    registered(1)    price per share(2)         price(2)          registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common                           1,700,000 Shares         $28.58              $48,586,000             $5,719
Stock, par value
$0.01 per share, including
Preferred Stock Purchase Rights(3)

===================================================================================================================================
(1)      Pursuant to Rule 416(c) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminate amount of shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative.
(2)      Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $28.58 per share, which is the average of the high and low sales prices of the Common Stock reported on the New York Stock
         Exchange on April 12, 2005.
(3)      Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be traded separately from the Common Stock.
===================================================================================================================================


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

         Not required to be filed in this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

         Not required to be filed in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by Kellwood Company (the "Registrant") (File No. 033-64847) with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

         The following documents are also incorporated by reference into this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 2005 filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) The Registrant's Current Reports on Form 8-K filed with the Commission on March 14, 2005 and March 15, 2005; and

                  (c) The description of the Registrant's Common Stock is contained in the Registrant's Registration Statement filed pursuant to
         Section 12 of the Exchange Act, and is incorporated in this Registration Statement by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 14th day of April, 2005.

                            KELLWOOD COMPANY

                            By:   /s/ Thomas H. Pollihan
                               -------------------------------------------------
                            Thomas H. Pollihan
                            Senior Vice President, Secretary and General Counsel

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Hal J. Upbin, W. Lee Capps, III and Thomas H. Pollihan, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 14, 2005.

Signature                                                                       Title

/s/ Hal J. Upbin                                            Director, Chairman of the Board and Chief Executive
-----------------------------------------------------       Officer
Hal J. Upbin

/s/ Robert C. Skinner, Jr.                                  Director, President and Chief Operating Officer
-----------------------------------------------------
Robert C. Skinner, Jr.

/s/ W. Lee Capps, III                                       Executive Vice President Finance and Chief Financial
-----------------------------------------------------       Officer (Principal Financial Officer)
W. Lee Capps, III

/s/ Lawrence E. Hummel                                      Vice President Finance (Principal Accounting Officer)
-----------------------------------------------------
Lawrence E. Hummel

/s/ Robert J. Baer                                           Director
-----------------------------------------------------
Robert J. Baer

/s/ Martin Bloom                                             Director
-----------------------------------------------------
Martin Bloom

 /s/ Kitty G. Dickerson                                      Director
-----------------------------------------------------
Kitty G. Dickerson

/s/ Jerry M. Hunter                                          Director
-----------------------------------------------------
Jerry M. Hunter

/s/ Larry R. Katzen                                          Director
-----------------------------------------------------
Larry R. Katzen

/s/ Janice E. Page                                           Director
-----------------------------------------------------
Janice E. Page

/s/ Harvey A. Weinberg                                       Director
-----------------------------------------------------
Harvey A. Weinberg


                                KELLWOOD COMPANY

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


Exhibit Number                              Description
--------------                              -----------

5.1 Opinion (including consent) of McDermott Will & Emery LLP as to the legality of the securities to be issued.

23.1                     Consent of PricewaterhouseCoopers LLP.